EXHIBIT 5




                    [Letterhead of Harney, Westwood & Riegels]



         Your Ref:

         Our Ref:  HDH/as/005-5590.002                31st January, 1997





         Securities Exchange Commission
         Division of Corporation Finance
         Washington, D.C. 20549
         U.S.A.

         Dear Sirs,

         Re:  REGISTRATION STATEMENT ON FORM S-8 FILED BY
              TOMMY HILFIGER CORPORATION RELATING TO THE
              TOMMY HILFIGER U.S.A. AND TOMMY HILFIGER
              (EASTERN HEMISPHERE) LIMITED 1992 STOCK INCENTIVE PLANS

         We are British Virgin Islands counsel to Tommy Hilfiger Corpo-ration, a company incorporated under the laws of the British Virgin Islands (hereinafter called the "Company"), in connec-tion with the registration under the Securities Act of 1933, as amended (the "Act"), of the Ordinary Shares, par value $.01 per share (the "Ordinary Shares"), of the Company issuable under the Tommy Hilfiger U.S.A. 1992 Stock Incentive Plan, as amended and restated, and the Tommy Hilfiger (Eastern Hemisphere) Lim-ited 1992 Stock Incentive Plan, as amended and restated (to-gether the "Plans").

         For the purpose of this opinion, we have examined originals or copies of the Plans, the Memorandum and Articles of Association of the Company, and such other corporate documents and records of the Company as we have deemed relevant and necessary as a basis for this opinion.

         For purposes of this opinion we have assumed the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us and that all representations of fact (other than those opined on below) expressed in or implied by the documents are accu-rate.

         On the basis of the foregoing, we are of the opinion that the 5,470,000 Ordinary Shares of the Company when issued pursuant



         Securities Exchange Commission
         Division of Corporation Finance
         Page 2
         31st January, 1997



         to the terms of the Plans will be validly issued, fully paid and non assessable.

         We hereby consent to the filing of this opinion as an exhibit to Registration Statement on Form S-8 relating to the Plans.

         Yours faithfully,
         HARNEY, WESTWOOD & RIEGELS

         /s/ Hazel-Dawn Hewlett

         Hazel-Dawn Hewlett